Exhibit99.1

1 U P X Proposals — T A he Board of Directors recommends a vote FOR Proposals 1, 2 and 3. 04A06C 1. To approve the Agreement and Plan of Merger, dated January 27, 2026 (as amended from time to time), by and between Stellar Bancorp, Inc. (“Stellar”) and Prosperity Bancshares, Inc. (“Prosperity”), and the transactions contemplated thereby, including the merger of Stellar with and into Prosperity (the “merger proposal”). 2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Stellar’s named executive officers that is based on or otherwise relates to the merger. For Against Abstain For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 3. To adjourn or postpone the Stellar special meeting, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment or postponement, there are not sufficient votes to approve the merger proposal or to ensure that any supplement or amendment to the accompanying proxy statement/prospectus is timely provided to holders of Stellar common stock. Special Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q MMMMMMMMMMMM MMMMMMMMM 1234 5678 9012 345 6 8 6 3 6 8 If no electronic voting, delete QR code and control # 000001 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMM You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/STEL or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically must be received by 11:59 p.m., Central Time, on May 26, 2026. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/STEL Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/STEL Notice of Special Meeting of Shareholders to be held on May 27, 2026 Proxy Solicited on behalf of the Stellar Bancorp, Inc. Board of Directors The undersigned hereby constitutes and appoints Steven F. Retzloff and Robert R. Franklin, Jr., jointly and severally with the full power of substitution and revocation, as proxies to represent and to vote for and on behalf of the undersigned, with all the powers that the undersigned would possess if personally present, all of the shares of common stock, par value $0.01 per share, of Stellar Bancorp, Inc. (“Stellar”), that the undersigned would be entitled to vote if then personally present at the Special Meeting of Shareholders of Stellar (the “Special Meeting”) to be held at Stellar’s corporate headquarters, which is located at 9 Greenway Plaza, 8th Floor—Galveston Conference Room, Houston, Texas 77046 on Wednesday, May 27, 2026, at 10:00 a.m., Central Time, and at any adjournments or postponements thereof, on the matters and proposals set forth in the Notice of the Special Meeting of Shareholders, dated April 21, 2026, and which may properly come before the Special Meeting in accordance with directions contained in this Proxy Card. The undersigned hereby revokes all appointments of proxy previously given to vote at the Special Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” approval of Proposal 1, “FOR” approval of Proposal 2, and “FOR” approval of Proposal 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Stellar Bancorp, Inc. C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders. The materials are available at: www.envisionreports.com/STEL

Special Meeting Admission Ticket

Special Meeting of Shareholders of Stellar Bancorp, Inc.

May 27, 2026, 10:00 a.m., Central Time
9 Greenway Plaza, Eighth Floor – Galveston Conference Room
Houston, Texas 77046

Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Stellar Bancorp, Inc.

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Notice of Special Meeting of Shareholders to be held on May 27, 2026

Proxy Solicited on behalf of the Stellar Bancorp, Inc. Board of Directors

The undersigned hereby constitutes and appoints Steven F. Retzloff and Robert R. Franklin, Jr., jointly and severally with the full power of substitution and revocation, as proxies to represent and to vote for and on behalf of the undersigned, with all the powers that the undersigned would possess if personally present, all of the shares of common stock, par value $0.01 per share, of Stellar Bancorp, Inc. ("Stellar"), that the undersigned would be entitled to vote if then personally present at the Special Meeting of Shareholders of Stellar (the "Special Meeting") to be held at Stellar's corporate headquarters, which is located at 9 Greenway Plaza, 8th Floor - Galveston Conference Room, Houston, Texas 77046 on Wednesday, May 27, 2026, at 10:00 a.m., Central Time, and at any adjournments or postponements thereof, on the matters and proposals set forth in the Notice of Special Meeting of Shareholders, dated April , 2026, and which may properly come before the Special Meeting in accordance with directions contained in this Proxy Card. The undersigned hereby revokes all appointments of proxy previously given to vote at the Special Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" approval of Proposal 1, "FOR" approval of Proposal 2, and "FOR" approval of Proposal 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C **Non-Voting Items**

Change of Address – Please print new address below.	**Comments** – Please print your comments below.

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